EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

      In connection with the Quarterly Report of Akorn, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934 (17 CFR 240.13a-14(b)), that to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 24, 2014

/s/ RAJAT RAI
Rajat Rai
Chief Executive Officer